EXHIBIT 11A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Form 1-A Offering Circular of Link Group International Inc. (the “Company”) of our report dated November 19, 2020 relating to the audit of the financial statements of the Company for the year ended December 31, 2019, appearing in the Company’s Amendment No. 2 to Form 1-A filed on December 29, 2021.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

December 29, 2021